Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER (Amendment No. 1)

I, Thomas W. Winfree, certify that:

1.	I have reviewed the Annual Report on Form 10-KSB of Village Bank and Trust Financial Corp. for the year ended December 31, 2007; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 22, 2008	By: /s/ Thomas W. Winfree
Thomas W. Winfree
President and
Chief Executive Officer